                              POLYMER GROUP, INC.

          EXHIBIT 11--STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                                               THREE MONTHS
                                                                  ENDED
                                                            -------------------
                                                            APRIL 1,  MARCH 30,
                                                    NOTES     1995      1996
                                                   -------- --------  ---------
PRIMARY (LOSS) PER COMMON SHARE
    Net (loss) available to common stock..........   (A)    $(11,504)  $(2,587)
                                                            ========   =======
Common shares
 Weighted average shares outstanding..............             1,521       956
 Adjustments:
  Common share equivalents........................   (B)      17,561    18,126
   Warrants to purchase common shares.............   (B)       1,418     1,418
                                                            --------   -------
 Weighted average number of shares outstanding.... (B), (C)   20,500    20,500
    Primary (loss) per common share...............          $   (.56)  $  (.13)
                                                            ========   =======
(LOSS) PER COMMON SHARE ASSUMING FULL DILUTION
    Net (loss) available to common stock..........   (A)    $(11,504)  $(2,587)
                                                            ========   =======
Common shares
 Weighted average shares outstanding..............             1,521       956
 Adjustments:
  Common share equivalents........................   (B)      17,561    18,126
   Warrants to purchase common shares.............   (B)       1,418     1,418
                                                            --------   -------
 Weighted average number of shares outstanding.... (B), (C)   20,500    20,500
    (Loss) per common share assuming full
     dilution.....................................          $   (.56)  $  (.13)
                                                            ========   =======

- --------
NOTE REFERENCE:
(A) Adjusted for cumulative dividends on redeemable preferred stock.
(B) In accordance with Staff Accounting Bulletin No. 83 of the Securities and Exchange Commission, all issuances of the Company's common stock and warrants prior to the Offering at prices below the expected offering price during the twelve month period preceding the planned Offering, have been included as common stock equivalents for purposes of calculating net
    (loss) per common share as if they had been issued at the Company's inception.
(C) The calculation of weighted average shares outstanding gives effect to the approximate 19.97 to 1 stock split which was approved by the Company's Board of Directors.

                                      18